SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 10, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among Vulcan Infrastructure and Power Inc., a Delaware corporation (f/ka Greenidge Generation Holdings Inc., the “Issuer”), Greenidge Generation LLC, a New York limited liability company (“Greenidge Generation”), and Greenidge North Dakota, LLC, a Delaware limited liability company (“Greenidge North Dakota” and, together with the Issuer and Greenidge Generation, each a “Grantor” and collectively the “Grantors”), in favor of MIG REF II INFR, LLC, a Delaware limited liability company (the “Secured Party”).

RECITALS

WHEREAS, the Issuer and the Secured Party have entered into a Subscription Agreement, dated as of July 19, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subscription Agreement”), pursuant to which, among other things, the Issuer has issued a secured convertible note, dated as of the date hereof (as amended, restated, amended and restated, modified or otherwise supplemented from time to time, the “Note”), in favor of the Secured Party. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Subscription Agreement or the Note, as applicable;

WHEREAS, this Agreement is given by the Grantors in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations (as defined below), including all obligations of the Issuer under the Note and all obligations of each Grantor under this Agreement; and

WHEREAS, it is a condition to the obligations of the Secured Party to purchase the Note under the Subscription Agreement that each Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions.

(a)  Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b)  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)  For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Note.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Note).

“Miners” means all application-specific integrated circuit computers, graphics processing units, field-programmable gate arrays, specialized mining computers and other cryptocurrency mining machines, including Bitcoin mining machines, whether assembled or in component form, owned by a Grantor.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, “Proceeds” shall not include any cryptocurrency mined by or on behalf of any Grantor using the Collateral, and no such mined cryptocurrency shall constitute Collateral hereunder.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.  Grant of Security Interest. Each Grantor, as security for the Secured Obligations, hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)  all Miners, any related software embedded therein or otherwise forming part thereof, and all hash boards, controller boards, case assemblies, fans, power cables, power units, power supply units, racks and enclosures necessary to operate the foregoing Miners; and

(b)  all Proceeds of each of the foregoing, and replacements for, rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the foregoing.

3.  Secured Obligations. The Collateral of each Grantor secures the due and prompt payment and performance of (a) the obligations of the Issuer and its affiliates from time to time arising under any of the Note Documents, including without limitation, the due and prompt payment of (i) the principal of and premium, if any, and interest on the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer under or in respect of the Note Documents and (b) all obligations of each Grantor from time to time arising under or in respect of this Agreement, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), clauses (a) and (b) of this Section, collectively, the “Secured Obligations”. Each Grantor acknowledges and agrees that its grant of a security interest hereunder secures the Secured Obligations whether or not such Grantor is the issuer, maker, borrower, guarantor or other primary obligor in respect of the Note Documents.

4.  Perfection of Security Interest and Further Assurances.

(a)  Each Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, promptly take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, each Grantor shall promptly take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of each Grantor.

(b)  Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor hereunder, without the signature of each Grantor where permitted by law, including the filing of a financing statement describing the Collateral. Prior to filing any financing statement, the Secured Party shall endeavor in good faith to provide the Grantors with a copy of such financing statement for review, and the Grantors shall have three (3) Business Days to notify the Secured Party of any objections to the collateral description contained therein, which objections the Secured Party shall consider in good faith; provided that any such failure by the Secured Party to provide the Grantors with a copy for review shall not be considered a breach under this Agreement. Each Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c)  If any Collateral of a Grantor is at any time in the possession of a bailee, the applicable Grantor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and the bailee agrees to comply, without further consent of such Grantor, at any time with instructions of the Secured Party as to such Collateral.

(d)  Each Grantor agrees that at any time and from time to time, at the sole expense of the Grantors, the Grantors will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5.  Representations and Warranties. Each Grantor represents and warrants as follows:

(a)  Schedule 1 hereto lists (i) such Grantor’s exact legal name (as it appears in such Grantor’s organizational document, as amended to date), (ii) such Grantor’s jurisdiction of organization and organizational identification number (not tax identification number), (iii) such Grantor’s place of business (or, if more than one, its chief executive office), and its mailing address, (iv) any changes in such Grantor’s name, jurisdiction of organization or corporate structure in any way (e.g. by merger, consolidation, change in corporate form or change in jurisdiction of organization) within the past five years, and (v) any changes to such Grantor’s chief executive office within the past twelve months.

(b)  Schedule 2 hereto lists (i) all real property owned or leased by such Grantor at which any Collateral is located or stored or may be located or stored and (ii) any other locations where Collateral is stored, including the names and notice address of any landlords or bailees of such locations, if applicable.

(c)  At the time the Collateral becomes subject to the lien and security interest created by this Agreement, such Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and other liens permitted by the Note.

(d)  The pledge of the Collateral pursuant to this Agreement (i) creates in favor of the Secured Party a valid First Priority security interest in the Collateral and (ii) upon the filing of the financing statements contemplated by Section 4(b) hereof, the Secured Party will have a fully perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(e)  Such Grantor has full power, authority and legal right to issue the Note (solely with respect to the Issuer) and execute, deliver and perform this Agreement and pledge the Collateral pursuant to this Agreement.

(f)  This Agreement and the Note has been duly authorized, executed and delivered by such Grantor to the extent party thereto and constitutes a legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(g)  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the issuance of the Note (solely with respect to the Issuer) and the pledge by such Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Note and this Agreement by such Grantor to the extent party thereto or the performance by such Grantor of its obligations thereunder or hereunder.

(h)  The execution and delivery of the Note and this Agreement by such Grantor to the extent party thereto and the performance by such Grantor of its obligations thereunder and hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Grantor or any of its property, or the organizational or governing documents of such Grantor or any agreement or instrument to which such Grantor is party or by which it or its property is bound.

6.  Covenants. Each Grantor covenants as follows:

(a)  Such Grantor shall not, without providing at least thirty (30) days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Such Grantor shall, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b)  Such Grantor shall not, and shall not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted or actively contemplated by such Grantor and its Subsidiaries on the date hereof, including, without limitation, Bitcoin mining, cryptocurrency mining, energy production and storage, data center operations, digital infrastructure, and high-performance computing businesses, and any business reasonably related, complementary or incidental thereto or representing a reasonable expansion thereof.

(c)  The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, shall be kept at those locations listed on Schedule 2 hereto and such Grantor shall not remove the Collateral from such locations without providing (i) at least 30 days’ prior written notice to the Secured Party and (ii) an updated Schedule 2 describing such new location. Such Grantor shall, prior to any change described in the preceding sentence, take all actions required by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(d)  Such Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through such Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(e)  Such Grantor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except (i) with the prior written consent of the Secured Party or (ii) disposals of individual Miners that are obsolete, defective or retired from service in the ordinary course of such Grantor’s mining operations in an amount not to exceed $250,000.00.

(f)  Such Grantor shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Such Grantor shall permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time and on reasonable prior notice, wherever located; provided that (i) any such inspection shall be conducted during normal business hours in a manner that minimizes disruption to such Grantor’s operations (except when an Event of Default exists), and (ii) absent an Event of Default, the Secured Party shall conduct no more than two (2) inspections per calendar year.

(g)  Such Grantor shall pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(h)  Such Grantor shall not, and shall not permit any Subsidiary to, directly or indirectly, incur, assume, guarantee or suffer to exist any Indebtedness (as defined in the Note), other than Permitted Indebtedness (as defined in the Note).

(i)  Such Grantor shall comply with, and will not take or omit to take any action that would cause the Issuer or any of its Subsidiaries to breach the Note covenants applicable to the Issuer or any of its Subsidiaries.

(j)  Such Grantor shall deliver to the Secured Party on the Closing Date (as defined in the Subscription Agreement) (or such later date as the Secured Party may agree in its sole discretion) executed landlord lien waivers and collateral access letters, in form and substance reasonably acceptable to the Secured Party, with respect to each of such Grantor’s leased properties set forth on Schedule 2 hereto.

(k)  Such Grantor shall deliver to the Secured Party on the Closing Date (as defined in the Subscription Agreement) (or such later date as the Secured Party may agree in its sole discretion) executed bailee or warehouseman waivers, in form and substance reasonably acceptable to the Secured Party, with respect to each other third-party location where Collateral is located set forth on Schedule 2 hereto.

(l)  If the Collateral is removed to a new location pursuant to Section 6(c), such Grantor shall use commercially reasonable efforts to deliver to the Secured Party such agreements referred to in Sections 6(j) or 6(k), as applicable, within thirty (30) days of such change.

(m)  (i) On or prior to the Closing Date and at any time prior to the expiration of current insurance coverage (or such later date as the Secured Party may agree in its sole discretion), the Grantors shall deliver or cause to be delivered to the Secured Party such evidence of insurance as reasonably requested by the Secured Party (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate) and consistent with the requirement to maintain insurance under Section 14(g) of the Note and (ii) within thirty (30) days after the Closing Date (and within thirty (30) days after the issuance of any new insurance policy) (or such later date as the Secured Party may agree in its sole discretion), the Grantors shall cause the Secured Party to be named as lenders’ loss payable, lenders’ loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral (as applicable and other than director and officer insurance, worker’s compensation insurance, any policy that provides coverage exclusively for any property of the Grantors which is not Collateral and any policy that provides coverage exclusively for subsidiaries that are not Grantors), and cause, unless otherwise agreed to by the Secured Party, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Secured Party, that it will give the Secured Party thirty (30) days’ prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days’ prior notice in the case of cancellation due to the nonpayment of premiums).

7.  Secured Party Appointed Attorney-in-Fact. Each Grantor hereby appoints the Secured Party such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, to execute and file any financing statements, amendments to financing statements, continuation statements, releases or terminations thereof, or other instruments as may be reasonably necessary or advisable to perfect, maintain, or continue the perfection of the Secured Party’s security interest in the Collateral. This appointment, being coupled with an interest, shall be irrevocable. Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

8.  Secured Party May Perform. If any Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the reasonable and documented out-of-pocket expenses of the Secured Party incurred in connection therewith shall be payable by such Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of such Grantor.

9.  Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve any Grantor from the performance of any obligation on such Grantor’s part to be performed or observed in respect of any of the Collateral.

10.  Remedies Upon Default.

(a)  If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantors, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantors at their notice address as provided in Section 14 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Each Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b)  If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party in the following order: (i) first, to the payment of reasonable and documented out-of-pocket expenses incurred by the Secured Party in connection with the enforcement of its rights hereunder or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees; (ii) second, to the payment of accrued and unpaid interest on the Note; (iii) third, to the payment of outstanding principal of the Note; (iv) fourth, to the payment of any other Secured Obligations then due and owing; and (v) fifth, any surplus held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus. The Grantors shall remain liable for any deficiency if such cash and the proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c)  If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section 10, each Grantor agrees that, upon request of the Secured Party, such Grantor will, at its own expense, do or cause to be done all such acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

11.  No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

12.  SECURITY INTEREST ABSOLUTE. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of notes issued, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of the matters set forth in clauses (a) through (g) below:

(a)  any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)  any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)  any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d)  any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)  any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f)  any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, any Grantor against the Secured Party; or

(g)  any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Note or any existence of or reliance on any representation by the Secured Party that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Grantor or any other grantor, guarantor or surety.

13.  Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and such Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

14.  Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Subscription Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

15.  Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with Section 7.4 of the Subscription Agreement, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

16.  Termination; Release. On the earlier to occur of (i) the date on which all Secured Obligations have been paid and performed in full, (ii) the conversion of all outstanding principal and accrued interest of the Note into shares of Class A Common Stock of the Issuer in accordance with the terms of the Note, and (iii) the cash collateralization of the Note in accordance with Section 7(c) of the Note, this Agreement shall terminate (other than contingent indemnification obligations) and the Secured Party will, at the request and sole expense of the Grantors, (a) duly assign, transfer and deliver to or at the direction of the Grantors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party (if any), together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.. In each case, the Secured Party shall, at each Grantor’s sole expense, execute and deliver to the Grantors UCC-3 termination statements and any other release documents reasonably requested by the Grantors within five (5) Business Days of such triggering event.

17.  GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

18.  Counterparts; Electronic Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VULCAN INFRASTRUCTURE AND POWER INC., as a Grantor

By	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

GREENIDGE GENERATION LLC, as a Grantor

By	/s/ Dale Irwin
Name:	Dale Irwin
Title:	President

GREENIDGE NORTH DAKOTA, LLC, as a Grantor

By	/s/ Dale Irwin
Name:	Dale Irwin
Title:	President

Signature Page to Security Agreement

MIG REF II INFR, LLC, as Secured Party

By	/s/ Matthew Lambert
Name:	Matthew Lambert
Title:	Authorized Signatory

Signature Page to Security Agreement